Exhibit 4.5
FOURTH AMENDMENT
OF
OPTUMCARE
EXECUTIVE SAVINGS PLAN
(As Restated Effective January 1, 2021)
WHEREAS, Optum Medical Services, P.C. has heretofore established and maintains the OptumCare Executive Savings Plan (the “Plan”) for the benefit of a select group of management or highly compensated employees of participating Employers under the Plan;
WHEREAS, the Plan was most recently amended and restated effective January 1, 2021 (the “Plan Statement”), and three amendments have been adopted to the Plan Statement; and
WHEREAS, pursuant to Section 11 of the Plan, the OptumCare Employee Benefits Plans Committee (the “Committee”) has the authority to amend the Plan at any time;
WHEREAS, the Committee wishes to amend Schedule I of the Plan Statement to update the list of Employers that participate in the Plan, effective January 1, 2024.
NOW, THEREFORE, BE IT RESOLVED, that Schedule I of the Plan Statement, as previously amended, is hereby further amended in the form attached hereto, effective January 1, 2024.
IN WITNESS WHEREOF, the Chairperson of the Committee, pursuant to the authority delegated to her under the Plan, has caused these presents to be executed.

December 19, 2023

/s/ Jennifer Donahue, M.D.
By:	Jennifer Donahue, M.D.

Title:	Senior Vice President and
Chief Medical Officer
ProHealth Physicians,
P.C.

SCHEDULE I
EMPLOYERS PARTICIPATING
IN THE
OPTUMCARE EXECUTIVE SAVINGS PLAN
Effective as of January 1, 2024
1.Optum Medical Services, P.C.
2. 4C Medical Group, PLC
3.AbleTo Behavioral Health Services, PC
4.AbleTo Licensed Clinical Social Worker Services, P.C.
5.American Health Network of Ohio, LLC
6.American Health Network of Indiana, LLC
7.Beaver Medical Group
8.Centers for Family Medicine, GP
9.Crystal Run Healthcare Physicians, LLP
10.The Everett Clinic, PLLC
11.Greater Phoenix Collaborative Care, P.C.
12.Healthcare Associates of Irving, LLP
13.Healthcare Associates of Texas, LLC
14.Healthcare Partners Medical Group, P.C.
15.Highlands Ranch Healthcare, LLC
16.Inspiris Medical Services of New Jersey, P.C.
17.Inspiris of Michigan Medical Services, P.C.
18.Inspiris of New York Medical Services, P.C.
19.Inspiris of Texas Physicians Group
20.Jordan Ridge Family Medicine, LLC
21.Level2 Medical Services, P.A.
22.ME Urgent Care Nebraska, Inc.

23.Medical Clinic of North Texas, PLLC
24.MedExpress, Inc. – Delaware
25.MedExpress Urgent Care California, P.C.
26.MedExpress Urgent Care, Inc. – West Virginia
27.MedExpress Urgent Care Kansas, P.A.
28.MedExpress Urgent Care – New Jersey, P.C.
29.MedExpress Urgent Care North Carolina, P.C.
30.MedExpress Urgent Care, P.C. – Indiana
31.MedExpress Urgent Care, P.C. – Oklahoma
32.MedExpress Urgent Care, P.C. – Michigan
33.MedExpress Urgent Care Texas, P.A.
34.Memorial Healthcare IPA, GP
35.Monarch HealthCare, A Medical Group, Inc.
36.Monarch Health Plan, Inc.
37.New West Physicians, Inc.
38.OptumCare Colorado Medical Group, LLC
39.OptumCare Florida, LLC
40.OptumCare New Mexico, LLC
41.OptumCare Portland, LLC
42.Optum Clinic, P.A.
43.Optum Medical Care, P.C.
44.Optum Medical Group, P.A.
45.Optum Medical Group (Rhodes), P.C.
46.Optum Medical Group II (Rhodes), P.C.
47.Optum Medical Services of California, P.C.

48.Optum Medical Services of Colorado, P.C.
49.Oregon Healthcare Resources LLC
50.Physician United PLLC
51.The Polyclinic, PLLC
52.PrimeCare Medical Network, Inc.
53.ProHealth Ambulatory Surgery Center, Inc.
54.ProHealth Physicians, P.C.
55.Psychiatry Services of New York, P.C.
56.Reliant Medical Group, Inc.
57.Optum Medical Care of New Jersey, P.C. (formerly known as Riverside Pediatric Group, P.C.)
58.Unity Health Network, LLC
59.WellMed Florida Services, PLLC (formerly known as WND Medical, PLLC dba WellMed Family Care)
60.WellMed Medical Group, P.A.
61.WellMed Network of Florida, Inc.
62.WellMed Networks, Inc.
63.XLHome, P.C
64.XLHome of Michigan, P.C.
65.XLHome Northeast, P.C.
66.XLHome Oklahoma, Inc.